Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT
American Graphics, Inc., incorporated under the laws of Georgia;
Cadmus Direct Marketing, Inc., incorporated under the laws of North Carolina; Cadmus Financial Distribution, Inc., incorporated under the laws of Virginia; Cadmus Interactive, Inc., incorporated under the laws of Georgia;
Cadmus Investment Corporation, incorporated under the laws of Delaware;
Cadmus Journal Services, Inc., incorporated under the laws of Virginia;
Cadmus Marketing Group, Inc., incorporated under the laws of Virginia;
Cadmus Marketing, Inc., incorporated under the laws of Virginia;
Cadmus O'Keefe Marketing, Inc., incorporated under the laws of Virginia
Cadmus Printing Group, Inc. incorporated under the laws of Virginia;
Cadmus Publishing Group, Inc., incorporated under the laws of Virginia;
Cadmus Publishing Holding Corporation, incorporated under the laws of Delaware; Cadmus Technology Solutions, Inc., incorporated under the laws of Virginia; Dynamic Diagrams, Inc., incorporated under the laws of Rhode Island
E-DOC(SM), Inc., incorporated under the laws of Pennsylvania;
Electronic Document Services, Inc., incorporated under the laws of Pennsylvania; Expert Graphics, Inc., incorporated under the laws of Virginia; Garamond/Pridemark Press, Inc., incorporated under the laws of Maryland; Lancaster Information Group, Inc., incorporated under the laws of Pennsylvania; Mack Printing Company, incorporated under the laws of Pennsylvania
Mack Printing Group, Inc., incorporated under the laws of Delaware
Melham, Inc., incorporated under the laws of Delaware
Melham Holdings Inc., incorporated under the laws of Delaware
Port City Press, Inc., incorporated under the laws of Maryland
Science Craftsman Incorporated, incorporated under the laws of New York
Three Score, Inc., incorporated under the laws of Georgia;
Vaughan Printers, Incorporated, incorporated under the laws of Florida;
VSUB Holding Company, incorporated under the laws of Virginia;
Washburn Graphics, Inc., incorporated under the laws of North Carolina;
Washburn of New York, Inc., incorporated under the laws of New York